UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A4

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 17, 2003

PROVIDENTIAL HOLDINGS, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	2-78335-NY	13-3121128
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 5. Other Events

On July 17, 2003, Keith Wong resigned as a director of the Registrant to devote his fill attention to the operations of ATC Technology Corp., but will continue to serve the company as an advisor and consultant.  We are not reporting this as an Item 6 disclosure because Mr. Wong has no disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)     Exhibits

        17.1    Resignation of Keith Wong

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENTIAL HOLDINGS, INC.

/s/ Henry D. Fahman

Henry D. Fahman

President

Date: July 18, 2003

Exhibit 17.1

ATC Technology Corp.

July 17, 2003

Mr. Henry Fahman, Chairman

Board of Providential Holdings, Inc.

8700 Warner Avenue, Suite 200

Fountain Valley, California 92708

Dear Mr. Fahman,

Due to the drastic rise in the business activities at the ATC Technology Corp., it has become difficult for me to devote the necessary attention to the fiduciary matters of the board of Providential Holdings, Inc. I have therefore decided to resign from the board of Providential Holdings, Inc., effective immediately so that I can devote 100% of my energy to ATC Technology Corp.  I thank you for the opportunity to serve on your board.

Regards,

/s/ Keith Wong

Keith Wong